Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 22, 2024, with respect to the consolidated financial statements of Blue-Touch Holdings Group Co., Ltd. for the year ended December 31, 2023 on Amendment No. 12 of Form F-1 filed with the Securities and Exchange Commission.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ TPS Thayer, LLC

Sugar Land, Texas

April 4, 2025